UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

CHARGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41354	90-0471969
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212)921-2100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CRGE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.         Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On February 27, 2024, Charge Enterprises, Inc. (sometimes referred to herein as “Company,” “we,” “us,” “our,” “Charge” or the “Debtor”) entered into a Restructuring Support Agreement (including all exhibits, annexes and schedules thereto, the “RSA”) with two affiliate entities of Arena Investors, LP (“Arena”) that are holders of, among other securities of the Company, the Company’s notes payable dated May 19, 2021 and December 17, 2021 (collectively, the “Notes”). The RSA provides for a comprehensive restructuring of the Debtor (the “Restructuring Transactions”) to be implemented through the commencement of a voluntary chapter 11 case (the “Chapter 11 Case”) by the Company in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to chapter 11 (“Chapter 11”) of title 11 of the United States Code (the “Bankruptcy Code”). Capitalized terms used but not otherwise defined herein have the meanings provided in the RSA.

Pursuant to the RSA, Arena has agreed, subject to certain terms and conditions, to support a prepackaged plan of reorganization for the Company on the terms set forth in the Plan Term Sheet attached to the RSA (the “Plan Term Sheet” and the plan of reorganization described therein, the “Plan”) to implement the Restructuring Transactions, which Plan will be filed in the Chapter 11 Case.

The material terms of the Plan are set forth in the Plan Term Sheet, which terms include, among others, the following:

●	Arena will provide a debtor-in-possession financing facility on terms to be set forth in a DIP Term Sheet reasonably acceptable to the Company and Arena (the “DIP Facility”);
●
The DIP Facility will provide for an allowance of Arena’s claims pursuant to the Notes and other agreements (the “Prepetition Lender Claims”) in a stipulated amount certain reasonably acceptable to the Company and Arena (the “Stipulated Prepetition Lender Claims”);

●	The treatment of certain claims and interests under the Plan, to be effective as of the Effective Date, are as follows:
o
Claims under the DIP Financing and the Prepetition Lender Claims will be deemed satisfied by the issuance of 100% of the new equity interests of the Company, as reorganized (the “Reorganized Company”).  100% of the new equity interests of the Reorganized Company will be issued to Arena or its designee;

■
Arena will designate 5% of the new equity interests (which equity interests shall be non-voting to the extent permitted by law) of the Reorganized Company to Island Capital Group Advisors LLC or its affiliates (“Island”) if certain conditions are satisfied, including Island’s agreement to a release of its claims against the Debtor and certain other parties.

o
Unsecured Claims, to the extent allowed, will receive treatment as to render such holder unimpaired in accordance with Section 1124 of the Bankruptcy Code, unless compromised by agreement between the holder and Arena;

o	Subordinated Claims will be canceled, released and extinguished with no recovery or distribution under the Plan; and
o	Each of the Series C Preferred, Series D Preferred, Series E Preferred and Common Stock will be canceled, released and extinguished with no recovery or distribution under the Plan.
●
Half the amount of statutory entitlement to claims for termination of an employment contracts with the Company’s Interim Chief Executive Officer, Chief Financial Officer and Chief Legal Officer would be allowed under the Plan and such amounts would be paid in cash, in full on the Effective Date;

●
Subject to certain exceptions and limitations, the Company, its directors and officers, and the Company’s subsidiaries would provide releases of claims against Arena. Arena would release any claims against all Company subsidiaries other than PTGi International Carrier Services, Inc. (“PTGi”), Go2Tel.com Inc. (“Go2Tel”), and Charge Communications Inc. (“CCI,” and together with PTGi and Go2Tel, the “PTGi Guarantors”), and any claims against Company directors and officers, except to the extent a claim is covered by a director and officer insurance policy. The Reorganized Company would establish an escrow of $2 million for indemnification and advancement of expenses of directors and officers for the defense of any future claims.

●	Under the Plan, Arena would offer each director or officer a mutual non-defamation agreement with Arena, at such director or officer’s election.
●
The Plan will include customary conditions precedent to confirmation and to the Effective Date that must be satisfied or waived by the agreement of Arena, and that notice have been provided to the Company’s D&O insurers under its insurance policies of potential claims arising during the policy periods of those policies.

Pursuant to the RSA, the Debtors and Arena have made certain customary commitments to each other in connection with the pursuit of the Restructuring Transactions. Arena has, among other things, committed to support the Restructuring Transactions and vote for the Plan and agreed to satisfy certain other covenants. The Debtor has agreed, among other things, to take all reasonable actions necessary or reasonably requested by the Supporting Lenders to implement and consummate the Restructuring Transactions, including, among others, the following milestones (the “Milestones”), and to satisfy certain other covenants:

●	Agree to a DIP Term Sheet for the DIP Financing or before March 1, 2024;
●	Finalize and enter into a forbearance agreement for PTGi on or before February 29, 2024;
●	Commence the solicitation of the Plan and Disclosure Statement on or before March 4, 2024;
●	Commence the Chapter 11 Case in the Bankruptcy Court and file the Plan and Disclosures Statement by the opening of business on March 7, 2023 (the “Petition Date”);
●	Obtain an interim DIP Order reasonably acceptable to the parties within three business days of the Petition Date;
●	Obtain an order scheduling a combined Disclosure Statement and Plan confirmation hearing within three business days of the Petition Date;
●	Obtain a final DIP Order within 30 days of the Petition Date;
●	Obtain a DS Approval Order within 45 days of the Petition Date;
●	Obtain a bankruptcy court order confirming the Plan is reasonably acceptable to the parties within 45 days of the petition date; and
●	Occurrence of the Effective Date of the Plan by May 15, 2024.

Each of the parties to the RSA may terminate the RSA (and thereby their support for the Plan) under certain circumstances, including, for Arena, termination rights if any of the Milestones have not been achieved, extended or waived. The Debtor may terminate the RSA upon, among other circumstances, its board of trustees or similar governing body determining, after consulting with outside counsel, that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable law. Arena also has specified termination rights, including, among other circumstances, termination rights that arise

Although the Company intends to pursue the Restructuring Transactions in accordance with the terms set forth in the RSA, among other conditions, the Restructuring Transactions are subject to approval by the Bankruptcy Court. Accordingly, no assurance can be given that the Restructuring Transactions will be consummated on the terms set forth in the RSA, on different terms, according to the contemplated timeline or at all.

The foregoing summary of the RSA does not purport to be complete and is qualified in its entirety by reference to the RSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04.        Triggering Events that Accelerate or Increase a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, Charge received a foreclosure notice (the “Foreclosure Notice”) from an affiliate of Arena (the “Agent”) related to the Notes. The Foreclosure Notice stated that, to satisfy the Company’s outstanding secured indebtedness under the Notes, the Agent intends to sell 100% of the Company’s equity interest in its subsidiaries Charge Investments, Inc., Charge Infrastructure Holdings, Inc., and Transworld Enterprises, Inc. and the assets (other than the equity interests) owned by Charge Communications, Inc., Go2Tel.com, Inc., and PTGi International Carrier Services, Inc. at an auction to begin on February 23, 2024 (extended from February 16, 2024), or such later date as the Agent may decide (the “Sale Date”) at a minimum sale price of $23,333,180.

In connection with the entry into RSA, Arena has suspended further foreclosure efforts.

Item 8.01.         Other Events.

Cautionary Note Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the contemplated Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Notice Regarding Forward-Looking Information

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge's future performance. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", “potential”, "continues", "forecasts", "projects", "predicts", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement. Although Charge believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to,  the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; the bankruptcy process, the Company’s ability to obtain approval from the bankruptcy court with respect to motions or other requests made to the bankruptcy court throughout the course of the Chapter 11 Case; the effects of the Chapter 11 Case on the liquidity, results of operations and business of the Company and its subsidiaries; the possibility and timing of a foreclosure auction of Company assets; the Company’s ability to negotiate with its secured lenders or enter into agreements for strategic alternatives; the Company’s ability to continue as a going concern during the Chapter 11 Case and going forward, the potential for governmental investigations and inquiries, regulatory actions and lawsuits; and other risks discussed in Charge’s filings with the U.S. Securities and Exchange Commission ("SEC"). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this report speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC, including the factors described in the section captioned “Risk Factors” of Charge’s Annual Report on Form 10-K filed with the SEC on March 15, 2023, and subsequent reports we file from time to time with the SEC, including Charge’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2023, which are available on the SEC's website at www.sec.gov. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Restructuring and Plan Support Agreement, Dated as of February 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned duly authorized.

Dated: February 28, 2024

CHARGE ENTERPRISES, INC.

By:	/s/ Leah Schweller
Leah Schweller Chief Financial Officer